EXHIBIT 6.4

New Generation Consumer Group, Inc.

7950 E. Redfield Road, Unit 210

Scottsdale, Arizona 85260

May 5, 2025

Via E-Mail: balessi@alphamodus.com

William Alessi

Managing Member

JanBella Group, LLC

20311 Chartwell Center Drive, Suite 1469

Cornelius, North Carolina 28031

Re:

Agreement for Satisfaction of Judgment in the Amount of

$214,733.00 (plus interest) (the “Judgment Amount”) Corporate

Ads.com, LLC v. New Generation Consumer Group, Inc.,

Third Judicial Circuit of Michigan, Case No. 18-001271-CB

Dear Mr. Alessi:

This letter is to confirm the oral agreement of our company, New Generation Consumer Group, Inc., a Delaware corporation (the “Company”), and your company, JanBella Group, LLC (“JanBella”), made with respect to the satisfaction of the Default Request, Affidavit, Entry, and Judgment (the “Judgment”) entered in the captioned case (the “Case”) and currently owned by JanBella. A true and correct copy of Judgment is attached hereto as Exhibit A and made a part hereof.

Specifically, it is our agreement that, in full satisfaction of the Judgment and the Judgment Amount, the Company shall make the following cash payments to JanBella, as follows:

(a)	May 2, 2025, the amount of $5,000.00;
(b)	June 1, 2025, the amount of $5,000.00;
(c)	July 1, 2025, the amount of $5,000.00;
(d)	August 1, 2025, the amount of $5,000.00;
(e)	September 1, 2025, the amount of $5,000.00;
(f)	October 1, 2025, the amount of $5,000.00;
(g)	November 1, 2025, the amount of $5,000.00; and
(h)	December 1, 2025, the amount of $5,000.00.

All payments required hereunder shall be sent by wire transfer, as follows:

BANK United Community Bank 125 Highway 515 East Blairsville, Georgia 30512 Routing Number: 061 112 843	BENEFICIARY JanBella Group, LLC 20013 Callaway Hills Lane Davidson, North Carolina 28036 Account Number: 200076451

William Alessi

Managing Member

May 5, 2025 – Page 2

Any payment due on a date that is a day on which banks in the State of New York are closed shall be due on the next day on which such banks are open.

There shall be a five-day grace period with respect to each required payment. It is our specific agreement that, should the Company fail to make any payment required hereunder prior to the close of business on the fifth day immediately following the applicable due date, (1) this agreement shall terminate, (2) JanBella shall retain all payments made by the Company as liquidated damages and (3) the Judgment shall return to its full status as it existed immediately prior to the mutual execution of this agreement.

Following the Company’s full satisfaction of this agreement, JanBella agrees to execute such documents as may be reasonably requested by the Company to demonstrate such full satisfaction hereof.

If JanBella is in agreement with the foregoing, please sign below and return a fully executed copy of this letter to the undersigned at jacob@sigappco.com.

Sincerely,

NEW GENERATION CONSUMER GROUP, INC.

By:	/s/ Jacob Di Martino
Jacob Di Martino
Chief Executive Officer

AGREED AND ACCEPTED:

JANBELLA GROUP, LLC

By:	/s/ William Alessi
William Alessi
Managing Member

William Alessi

Managing Member

May 5, 2025 – Page 3

EXHIBIT A

18-001271-CB FILED IN MY OFFICE WAYNE COUNTY CLERK 5/21/2018 10:57 AM Cathy M. Garrett Ebony Upshaw

Approved, SCAO

Original - Court
1st copy - Plaintiff
Copies - All other parties

STATE OF MICHIGAN JUDICIAL DISTRICT 3rd JUDICIAL CIRCUIT	DEFAULT REQUEST, AFFIDAVIT, ENTRY, AND JUDGMENT (SUM CERTAIN)	CASE NO. 18-001271-CB

Court address: 2 Woodward Avenue, Detroit, MI 48226 — Court telephone no. (313) 224-5260

Plaintiff name, address, and telephone no.		Defendant name, address, and telephone no.
Corporate Ads.com, LLC	v	New Generation Consumer Group, Inc. c/o The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801
Plaintiff's attorney, bar no., address, and telephone no. ANDREW J. BRODER (P23051) PAYNE, BRODER & FOSSEE, P.C. 32100 Telegraph Road, Suite 200 Bingham Farms, MI 48025 (248) 642-7733		Defendant's attorney, bar no., address, and telephone no.

USE NOTE: Plaintiff must complete the Request and Affidavit and the Default Judgment before filing with the court.

REQUEST AND AFFIDAVIT

1. I request a default entry against New Generation Consumer Group, Inc. for failure to appear.
2. The claim against the defaulted party is for a sum certain or for a sum, which by computation can be made certain. I request judgment for: Damages: $ 214,660.00 Costs: $ 73.00 Attorney fee/Other: $____ Total judgment: $ 214,733.00
3. The amount requested for damages is not greater than the amount stated in the complaint.
4. The defaulted party is not an infant or incompetent person.
5. ☐ It is unknown whether the defaulted party is in the military service. ☑ The defaulted party is not in the military service.
   ☐ The defaulted party is in the military but there has been notice of pendency of the action and adequate time and opportunity to appear and defend has been provided. Attached, as appropriate, is a waiver of rights and protections provided under the Servicemembers Civil Relief Act. Facts upon which this conclusion is based are: (specify)
6. This affidavit is made on my personal knowledge and, if sworn as a witness, I can testify competently to the facts in this affidavit.

[signature] Applicant/Attorney signature — P23051 Bar no.

Subscribed and sworn to before me on 05/17/2018 (Date), Oakland County, Michigan.

My commission expires: 07/12/2024 (Date) Signature: [signature] Deputy court clerk/Notary public

Notary public, State of Michigan, County of Oakland

DEFAULT ENTRY The default of the party named above for failure to appear is entered.

5/17/2018 (Date) — /s/ Ebony Upshaw (Court clerk)

DEFAULT JUDGMENT **IT IS ORDERED** this judgment is granted in favor of the plaintiff(s) as follows.

*Attach bill of costs if statutory limit is exceeded.

Damages: $ 214,666.00 Costs: $ 73.00 Attorney fee/Other: $____ Total judgment: $ 214,733.00

This judgment will earn interest at statutory rates, computed from the filing date of the complaint.

Judgment interest accrued thus far is $ 3,483.00 and is based on: If needed, attach separate sheet.

☐ the statutory rate of ____% from ____ to ____.
☐ the statutory 6-month rate(s) of ____% from ____ to ____.

5/21/2018 (Date) — /s/ Brian R. Sullivan 5/21/2018 (Court clerk/Judge)

The judgment has been entered and will be final unless, within 21 days of the default judgment date, a motion to set aside the default is filed.

CERTIFICATE OF MAILING I certify that on this date I served a copy of this default entry and judgment on the parties or their attorneys by first-class mail addressed to their last-known addresses as defined by MCR 2.107(C)(3).

Date — Signature

MC 07a (12/12) **DEFAULT REQUEST, AFFIDAVIT, ENTRY, AND JUDGMENT (SUM CERTAIN)** MCL 32.517, MCL 600.2441, MCL 600.5759, MCL 600.6013, MCR 2.603(B)(2), 50 USC 521

William Alessi

Managing Member

May 5, 2025 – Page 4

18-001271-CB FILED IN MY OFFICE Cathy M. Garrett WAYNE COUNTY CLERK 5/21/2018 10:57 AM Ebony Upshaw

DAMAGES

Count 1

1. $125,000.00 promissory note with interest at 10% from date of note
2. Prejudgment interest at 10% per year from October 7, 2014 to February 1, 2018: $41,666.00
3. Thus, judgment as to Court 1: $166,666.00
4. Interest at 10% per year from February 1, 2018 to present: $3,125.00

Count 2

1. $48,000.00 obligation (no promissory note)
2. Thus, judgment as to Court 2: $48,000.00
3. Interest at 2.984% per year, from February 1, 2018 to present: $358.00

Total Judgment

$166,666.00 + $48,000.00 = $214,666.00

Total Interest Due From Date of Filing Complaint

$3,125.00 (Court 1) + $358.00 (Count 2) = $3,483.00